Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Except where the context suggests otherwise, the terms “company,” “we,” “us,” “our,” and “Blackstone Mortgage Trust” refer to Blackstone Mortgage Trust, Inc., a Maryland corporation, formerly known as Capital Trust, Inc., and its subsidiaries; “Manager” refers to BXMT Advisors L.L.C., a Delaware limited liability company, formerly known as BREDS/CT Advisors L.L.C., our external manager; “Blackstone” refers to The Blackstone Group L.P., a Delaware limited partnership, and its subsidiaries; and “Prospectus” refers to the prospectus filed by the company with the Securities and Exchange Commission pursuant to Rule 424(b)(4) in connection with the company’s May 2013 public offering of its class A common stock. The information and assumptions contained herein is accurate only as of the date of the Prospectus, and has not been updated for known events which have occurred subsequent to the date of the Prospectus.

The following unaudited pro forma statements of operations for the year ended December 31, 2012 and the three months ended March 31, 2013 have been prepared to give pro forma effect to: (1) the sale of our investment management and servicing business and certain other assets to an affiliate of Blackstone on December 19, 2012, including the de-consolidation of certain collateralized debt obligations (“CDOs”) which are no longer consolidated as a result thereof; (2) our entry into a management agreement with our Manager; and (3) the May 2013 offering based on the assumptions herein and use of proceeds thereof, together with the proceeds of related repurchase financing in originating and purchasing the loans in our initial portfolio, in each case as if they occurred on January 1, 2012. The unaudited pro forma statement of operations has been adjusted to reflect the one-for-ten reverse stock split that we effected prior to the consummation of the May 2013 offering. The following unaudited pro forma balance sheet as of March 31, 2013 has been prepared to give pro forma effect to the May 2013 offering based on the assumptions herein and use of proceeds thereof, together with the proceeds of related repurchase financing, in originating and purchasing the loans in our initial portfolio, in each case as if they occurred on March 31, 2013. The following pro forma statements of operations and balance sheet are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the date indicated, nor is it indicative of future operating results.

You should read the following information together with the information contained under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the notes thereto incorporated by reference into the Prospectus.

Blackstone Mortgage Trust, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2012

(in thousands, except share and per share data)

(unaudited)

	Actual	Pro Forma Adjustments						Pro Forma
		CTIMCO Sale Transaction		CDO De-Consolidation		Common Stock Offering, Initial Portfolio, and Related Financing Agreements
Income from loans and other investments:
Interest and related income	$34,939	$—		$(21,458)	(b)	$37,878	(c)	$51,359
Less: Interest and related expenses	38,138	—		(17,735)	(b)	8,341	(d)	28,744

(Loss) income from loans and other investments, net	(3,199)	—		(3,723)		29,537		22,615
Other expenses:
General and administrative	10,369	54	(a)	—		8,613	(e)	19,036

Total other expenses	10,369	54		—		8,613		19,036
Total other-than-temporary impairments of securities	—	—		—		—		—
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	(160)	—		160	(b)	—		—

Net impairments recognized in earnings	(160)	—		160		—		—
Recovery of provision for loan losses	36,147	—		(8)	(b)	—		36,139
Fair value adjustment on investment in CT Legacy Assets	51,904	—		—		—		51,904
Gain on deconsolidation of subsidiary	200,283	—		—		—		200,283
Gain on sale of investments	6,000	—		—		—		6,000
Income from equity investments	1,781	(1,781)	(a)	—		—		—

Income before income taxes	282,387	(1,835)		(3,571)		20,924		297,905
Income tax provision	174	—		—		—		174

Income from continuing operations	282,213	(1,835)		(3,571)		20,924		297,731

Net income attributable to noncontrolling interests	(98,780)	—		558	(b)	—		(98,222)

Income from continuing operations attributable to Blackstone Mortgage Trust, Inc.	$183,433	$(1,835)		$(3,013)		$20,924		$199,509

	Actual	Pro Forma Adjustments			Pro Forma
		CTIMCO Sale Transaction	CDO De-Consolidation	Common Stock Offering, Initial Portfolio, and Related Financing Agreements
Per share information:
Income from continuing operations per share of common stock
Basic	$78.19				$8.03	(f)

Diluted	$74.16				$7.99	(f)

Weighted average shares of common stock outstanding
Basic	2,345,943	—	—	22,500,000	24,845,943	(f)

Diluted	2,475,294	—	—	22,500,000	24,975,294	(f)

(a)	The pro forma balance excludes the accounts of our investment management and special servicing business, which was sold to an affiliate of Blackstone on December 19, 2012. In addition, all amounts related to discontinued operations have been excluded from the pro forma consolidated statement of operations.
(b)	The pro forma balance excludes the accounts of CT CDO II, CT CDO IV, and MSC 2007-XLCA, which are no longer consolidated as a result of the sale of our investment management and special servicing business and certain other assets to an affiliate of Blackstone on December 19, 2012.
(c)	Represents the interest income, including amortization of origination fees, generated by our initial portfolio, assuming an investment date of January 1, 2012 and LIBOR of 0.20%, which was the rate as of March 31, 2013. For further detail regarding the terms of the loans in our initial portfolio, see “Business—Our Initial Portfolio” in the Prospectus.
(d)	Represents the interest expense, including amortization of deferred financing costs, incurred under repurchase facilities, assuming (i) borrowing $310.0 million on January 1, 2012, (ii) a weighted-average coupon of LIBOR+2.40% per annum, and (iii) LIBOR of 0.20%, which was the rate as of March 31, 2013.
(e)	Represents the additional base management fees payable during the period, assuming net offering proceeds of $550.1 million on January 1, 2012. For further detail regarding the terms of the management agreement with our Manager, see “Our Manager and the Management Agreement—Management Agreement” in the Prospectus.
(f)	Pro forma earnings per share amounts are calculated by dividing the applicable pro forma income or loss by the pro forma weighted average shares of common stock outstanding. Pro forma weighted average shares of common stock outstanding includes (i) the actual weighted average shares outstanding during the period and (ii) the number of shares issued in the May 2013 offering, assuming they were issued on January 1, 2012.

Blackstone Mortgage Trust, Inc. and Subsidiaries

Pro Forma Consolidated Balance Sheet

as of March 31, 2013

(in thousands, except per share data)

(unaudited)

	Actual	Pro Forma Adjustments		Pro Forma
Assets
Cash and cash equivalents	$15,361	$50,928	(a)	$66,289
Restricted cash	12,719	—		12,719
Securities, at fair value	11,702	—		11,702
Loans receivable, at fair value	150,332	—		150,332
Loans receivable, net	139,500	807,855	(b)	947,355
Loans held-for-sale, net	1,800	—		1,800
Equity investments in unconsolidated subsidiaries	20,046	—		20,046
Accrued interest receivable, prepaid expenses, and other assets	13,693	1,325	(c)	15,018

Total assets	$365,153	$860,108		$1,225,261

Liabilities & Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$30,760	$—		$30,760
Secured notes	8,671	—		8,671
Repurchase obligations	20,214	310,000	(c)	330,214
Securitized debt obligations	136,944	—		136,944
Interest rate swap liabilities	6,119	—		6,119

Total liabilities	$202,708	$310,000		$512,708

Equity:
Class A common stock, $0.01 par value	293	225	(d)	518
Additional paid-in capital	609,040	549,883	(d)	1,158,923
Accumulated deficit	(533,238)	—		(533,238)

Total Blackstone Mortgage Trust, Inc. stockholders’ equity	76,095	550,108		626,203
Noncontrolling interests	86,350	—		86,350

Total equity	162,445	550,108		712,553

Total liabilities and equity	$365,153	$860,108		$1,225,261

(a)	Increase in cash and cash equivalents is comprised of the following:

Net proceeds from the offering, see (d) below	$550,108
Net borrowings under repurchase facilities, see (c) below	308,675
Investments in loans receivable, see (b) below	(807,855)

$50,928

(b)

Represents the expected amount invested in our initial loan portfolio of $811.3 million, offset by the related origination fees of $3.5 million. For further detail regarding the terms of the loans in our initial portfolio, see “Business—Our Initial Portfolio” in the Prospectus.

(c)	Represents borrowings under repurchase facilities in connection with our investment in our initial portfolio and the associated deferred financing costs. For purposes of the pro forma balance sheet and our pro forma statements of operations, we are assuming that $499.2 million of the net proceeds of the May 2013 offering will initially be invested in the origination and purchase of our initial loan portfolio, with the balance of the amount invested in that portfolio to be funded by borrowings under repurchase facilities. We expect our leverage to increase over time to, on a debt-to-equity basis, a ratio of up to 3-to-1.
(d)	Represents the May 2013 offering, reflecting gross proceeds of $573.8 million, based on the sale of 22,500,000 shares at the public offering price of $25.50 per share. Net proceeds will be used to acquire the remaining 83.333% of our joint venture with an affiliate of Blackstone, to originate and acquire the loans in our initial portfolio and our target assets in a manner consistent with our investment strategies and investment guidelines and for working capital and general corporate purposes.

Blackstone Mortgage Trust, Inc. and Subsidiaries

Pro Forma Consolidated Statements of Operations

Three Months Ended March 31, 2013

(in thousands, except share and per share data)

(Unaudited)

	Actual	Pro Forma Adjustments		Pro Forma
Income from loans and other investments:
Interest and related income	$1,456	$9,469	(a)	$10,925
Less: Interest and related expenses	777	2,085	(b)	2,862

Income from loans and other investments, net	679	7,384		8,063
Other expenses:
General and administrative	2,038	2,140	(c)	4,178

Total other expenses	2,038	2,140		4,178
Valuation allowance on loans held-for-sale	(200)	—		(200)

(Loss) income before income taxes	(1,559)	5,244		3,685
Income tax provision	38	—		38

Net (loss) income	$(1,597)	$5,244		$3,647

Net income attributable to noncontrolling interests	(1,518)	—		(1,518)

Net (loss) income attributable to Blackstone Mortgage Trust, Inc.	$(3,115)	$5,244		$2,129

Per share information:
Net (loss) income per share of common stock:
Basic	$(1.03)			$0.08	(d)

Diluted	$(1.03)			$0.08	(d)

Weighted average shares of common stock outstanding:
Basic	3,016,425	22,500,000		25,516,425	(d)

Diluted	3,016,425	22,500,000		25,516,425	(d)

(a)	Represents the interest income, including amortization of origination fees, generated by our initial portfolio, assuming an investment date of January 1, 2012 and LIBOR of 0.20%, which was the rate as of March 31, 2013. For further detail regarding the terms of the loans in our initial portfolio, see “Business—Our Initial Portfolio” in the Prospectus.
(b)	Represents the interest expense, including amortization of deferred financing costs, incurred under repurchase facilities, assuming (i) borrowing $310.0 million on January 1, 2012, (ii) a weighted-average coupon of LIBOR+2.40% per annum, and (iii) LIBOR of 0.20%, which was the rate as of March 31, 2013.
(c)	Represents the additional base management fees payable during the period, assuming net offering proceeds of $550.1 million on January 1, 2012. For further detail regarding the terms of the management agreement with our Manager, see “Our Manager and the Management Agreement—Management Agreement” in the Prospectus.
(d)	Pro forma earnings per share amounts are calculated by dividing pro forma net income attributable to Blackstone Mortgage Trust, Inc. by the pro forma weighted average shares of common stock outstanding. Pro forma weighted average shares of common stock outstanding includes (i) the actual weighted average shares outstanding during the period and (ii) the number of shares issued in this offering, assuming they were issued on January 1, 2012.